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                                                        Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of First Security Corporation on Form S-3 of our report dated February 26, 1993, incorporated by reference in the Annual Report on Form 10-K of First Security Corporation for the year ended December 31, 1992, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.





Deloitte & Touche

January 28, 1994